As filed with the Securities and Exchange Commission on August 2, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0328265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA 92618

(Address of principal executive offices)

(949) 595-7200

(Registrant’s telephone number, including area code)

2006 STOCK INCENTIVE PLAN

(Full Title of the plans)

John McDermott President and Chief Executive Officer Endologix, Inc. 11 Studebaker Irvine, CA 92618 (949) 595-7200 (Name, address and telephone number of agent for service)	Copy to: Michael A. Hedge, Esq. K&L Gates LLP 1900 Main Street Suite 600 Irvine, CA 92614 Telephone: (949) 253-0900 Facsimile: (949) 253-0902

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,700,000 shares	$4.70	$7,990,000	$570.00

(1)	This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by the Nasdaq Global Market for our common stock on July 29, 2010, which was $4.70 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to the Endologix, Inc. (referred to herein as the “Company”) 2006 Stock Incentive Plan (the “2006 Plan”). This registration statement covers an increase of the authorized number of shares of the Company’s common stock purchasable under the 2006 Plan by 1,700,000 shares, which was approved by the Company’s board of directors on April 16, 2010 and subsequently approved by the Company’s stockholders at the Company’s Annual Meeting held on May 20, 2010.

Item 3.	Incorporation of Documents by Reference.

Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-136370 and 333-152774), which have been filed by the Registrant with the Securities and Exchange Commission, are incorporated herein by reference.

Item 8.	Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 2nd day of August, 2010.

ENDOLOGIX, INC.

By:	/s/ JOHN MCDERMOTT
John McDermott
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint John McDermott and Robert J. Krist, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/s/ JOHN MCDERMOTT	President and Chief Executive Officer (Principal Executive Officer)	August 2, 2010
John McDermott

/s/ ROBERT J. KRIST	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 2, 2010
Robert J. Krist

/s/ FRANKLIN D. BROWN	Chairman of the Board	August 2, 2010
Franklin D. Brown

/s/ RODERICK DE GREEF	Director	August 2, 2010
Roderick de Greef

/s/ GREGORY D. WALLER	Director	August 2, 2010
Gregory D. Waller

/s/ THOMAS C. WILDER, III	Director	August 2, 2010
Thomas C. Wilder, III

/s/ JEFFREY F. O’DONNELL	Director	August 2, 2010
Jeffrey F. O’Donnell

/s/ DANIEL LEMAITRE	Director	August 2, 2010
Daniel Lemaitre

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on July 28, 2009).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 29, 2001).

4.3	Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, No. 333-04560, filed with the SEC on July 10, 1996).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of PricewaterhouseCoopers, LLP.

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1	2006 Stock Incentive Plan, as amended through May 20, 2010 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 26, 2010).

99.2	Form of Stock Option Agreement under 2006 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2006).

99.3	Form of Restricted Stock Award Agreement under 2006 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2006).

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